As filed with the Securities and Exchange Commission on October 22, 1999
                                       Registration No. 333-01763



                          AMENDMENT NO. 1
                                TO
                             FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 WAUSAU-MOSINEE PAPER CORPORATION
      (Exact name of registrant as specified in its charter)

      WISCONSIN                                      39-0690900
 (State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

                      1244 KRONENWETTER DRIVE
                   MOSINEE, WISCONSIN 54455-9099
       (Address of principal executive offices)  (Zip Code)
                  RHINELANDER PAPER COMPANY, INC.
                HOURLY SAVINGS AND INVESTMENT PLAN
                     (Full title of the plan)

                         GARY P. PETERSON
      SENIOR VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                 WAUSAU-MOSINEE PAPER CORPORATION
                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI 54455-9099
                          (715) 693-4470

                            Copies to:
                       ARNOLD J. KIBURZ III
          RUDER, WARE & MICHLER, A LIMITED LIABILITY S.C.
                           P.O. BOX 8050
                       WAUSAU, WI 54402-8050
                          (715) 845-4336
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

     This Amendment No. 1 to Form S-8, Registration Statement No. 333-01763, for the Rhinelander Paper Company, Inc. Hourly Savings and Investment Plan (the "Merged Plan") is filed to deregister certain shares of Wausau-Mosinee Paper Corporation common stock. The Merged Plan was merged into the Wausau-Mosinee Paper Corporation Savings and Investment Plan (the "Successor Plan") effective as of December 31, 1998 and ceased to exist as a legal entity on such date. In connection with the merger, the Successor Plan assumed all assets and liabilities of the Merged Plan. This Amendment will (1) deregister all remaining shares which had not been acquired by the Merged Plan as of the date of its merger into the Successor Plan (December 31, 1998) and (2) deregister an indeterminate amount of interests which had not been offered or sold pursuant to the employee benefit plan described in Registration Statement No. 333-01763 on Form S-8 as of the date of the Merged Plan's merger into the Successor Plan.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Form S-8, Registration Statement No. 333-01763, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mosinee, State of Wisconsin, on October 22, 1999.

 WAUSAU-MOSINEE PAPER CORPORATION



 By:  GARY P. PETERSON
      Gary P. Peterson
      Senior Vice President-Finance,
      Secretary and Treasurer
      (On behalf of Registrant and
      as Principal Financial Officer)

                            SIGNATURES

     Each person whose signature appears below constitutes and appoints San W. Orr, Jr., Daniel R. Olvey and Gary P. Peterson, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Form S-8, Registration Statement No. 333-01763, including this Amendment No. 1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-8, Registration Statement No. 333-01763, has been signed on October 22, 1999, by the following persons in the capacities indicated.


 SAN W. ORR, JR.                   DANIEL R. OLVEY
 San W. Orr, Jr.                   Daniel R. Olvey
 Chairman of the Board             President and Chief Executive
                                   Officer and a Director
                                   (Principal Executive Officer)

 WALTER ALEXANDER                  HARRY R. BAKER
 Walter Alexander                  Harry R. Baker
 Director                          Director

 GARY W. FREELS                    RICHARD G. JACOBUS
 Gary W. Freels                    Richard G. Jacobus
 Director                          Director

 RICHARD L. RADT                   DAVID B. SMITH, JR.
 Richard L. Radt                   David B. Smith, Jr.
 Director                          Director